Exhibit 99.1

Alico, Inc. Announces Formation of Special Committee of Board of Directors

Fort Myers, FL, January 29, 2013 — Alico, Inc. (“Alico”) (NASDAQ:ALCO) is an American agribusiness and land management company. On January 28, 2013, Atlantic Blue Group, Inc. (“Atlanticblue”), a holder of 50.6% of Alico’s common stock, informed Alico of their intention, in light of recent changes in the tax code relating to the sale of certain assets by “subchapter S corporations” such as ABG, to explore the potential sale of substantially all of their assets during the 2013 calendar year and, in connection therewith, to actively pursue the sale of their entire equity position in Alico to a strategic or financial buyer. Atlanticblue also filed an amended Schedule 13D with the Securities and Exchange Commission on January 29, 2013 announcing their intentions.

Accordingly, the Board of Directors has formed a Special Committee comprised of its independent Directors to explore working cooperatively with Atlanticblue, to investigate all transaction possibilities and to protect the interests of all shareholders. The Special Committee will retain the services of key financial and legal advisors to assist them in evaluating these possibilities. The Board of Directors also has recently amended its bylaws to provide for advance notice and related requirements in connection with shareholder proposals and nominations of directors by shareholders. The Board of Directors has approved change in control agreements for its executive officers and key employees to promote the stability of the management team.

JD Alexander, Alico’s President and Chief Executive Officer, stated, “While the Special Committee and Atlanticblue explore transaction possibilities, we will continue to implement the strategy which resulted in the Company being recognized as one of Investor Business Daily’s ‘Best of 2012.’ Specifically, we will continue to work to enhance the productivity of our agricultural holdings, evaluate the utilization of our ranch and improved farmlands and redeploy proceeds from land sales to create value for our shareholders.”

There can be no assurance that any agreement will be reached by Atlanticblue, Alico or both regarding any such transaction or that the Special Committee will elect to pursue a transaction involving the Company or that any such transaction will be consummated.

About Alico

Alico, Inc. (“Alico”) is an American agribusiness and land management company built for today’s world and known for its legacy of achievement and innovation in citrus, sugar, cattle and resource conservation. We own approximately 130,400 acres of land in five Florida counties (Collier, Glades, Hendry, Lee and Polk). In addition to principal lines of business in citrus groves, improved farmland including sugar cane, cattle ranching and conservation, and related support operations, we also receive royalties from rock mining and oil production. Our mission is to create value for our customers, clients and shareholders by managing existing lands to their optimal current income and total returns, opportunistically acquiring new agricultural assets; and producing high quality agricultural products while exercising responsible environmental stewardship.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Alico’s current expectations about future events and can be identified by terms such as “expect,” “may,” “anticipate,” “intend,” “should be,” “will be,” “is likely to,” “strive to,” and similar expressions referring to future periods.

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Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; weather conditions that affect production, transportation, storage, import and export of fresh product; increased pressure from disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest exchange rates; availability of financing for land development activities; political changes and economic crises; international conflict; acts of terrorism; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Alico’s SEC filings, which are available on the SEC’s website at http://www.sec.gov. Alico under takes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investor Contact:

Rubenstein Investor Relations

Tim Clemensen

(212) 843-9337

TClemensen@RubensteinIR.com

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